[McGladrey & Pullen, LLP Letterhead]




                         INDEPENDENT AUDITOR'S CONSENT




We consent to the inclusion in this Registration Statement of Flanders Corporation on Form S-1 of our report, dated March 25, 1996, except for the first paragraph of Note 15, as to which the date is May 31, 1996; and the second paragraph of Note 15 as to which the date is July 24, 1996 on our audit of the financial statements of Charcoal Service Corporation.




                                          /s/  McGladrey & Pullen, LLP

New Bern, North Carolina
December 31, 1996